UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2007

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA 94080
(Address of principal executive offices)  (Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its annual meeting held on June 22, 2007, the stockholders of Hana Biosciences, Inc. (the “Company”) approved an amendment to the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) increasing the number of shares of common stock available for issuance under the 2004 Plan from 4,000,000 to 7,000,000. A description of the 2004 Plan was set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 30, 2007. A copy of the 2004 Plan, as amended, is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

At the Company’s annual meeting of stockholders held on June 22, 2007, the stockholders of the Company elected Mark J. Ahn, Arie S. Belldegrun, Isaac Kier, Leon E. Rosenberg, Michael Weiser, and Linda E. Wiesinger, each of whom was serving as a director of the Company prior to such election, to serve as a director of the Company until the Company’s 2008 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	2004 Stock Incentive Plan of Hana Biosciences, Inc., as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: June 27, 2007	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2004 Stock Incentive Plan of Hana Biosciences, Inc., as amended